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                                                             EXHIBIT 10.(XXXIII)


                      (NEVADA MANHATTAN MINING LETTERHEAD)

April 23, 1998

Mr. Roy Skluth
Ralph Financial
116 Avenue I
Redondo Beach, CA  90277

Addendum to Letter Agreement

Dear Roy:

This letter shall serve to clarify the discussions which we have had relative to the letter agreement which we have signed on this date relating to the acquisition by Nevada Manhattan Mining (the "Company") of the Rights (as therein defined) and the purchase by you of 4,000,000 shares of Common Stock in the Company. Specifically, should the transactions contemplated by the letter agreement be consummated, you will have the right to approve three of the five directors of the Company. In addition, the Company shall grant to you the right of first refusal to Participate in the purchase of any of the Company's Common Stock in the case of the issuance of at least $500,000 of Common Stock.

Please confirm our agreement by executing the enclosed copy of tis letter and returning it to me.

Very truly yours,

NEVADA MANHATTAN MINING, INC.


    /s/ Jeffrey S. Kramer
By: _____________________
        Jeffrey S. Kramer
        Chief Operating Officer

AGREED AND ACCEPTED:

RALPH FINANCIAL

    /s/ Roy Skluth
By:____________________
      Roy Skluth, individually and on behalf of Ralph Financial